UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Digital World Acquisition Corp. Announces Sponsor Funding of Initial Three-Month Extension

and Further Adjournment of its Special Meeting of Stockholders

to Approve Additional Time to Complete its Initial Business Combination

The Company recommends all of its stockholders to vote FOR the Extension at the upcoming Special Meeting.

Miami, FL, September 8, 2022 — Digital World Acquisition Corp. (Nasdaq: DWAC) (“Digital World” or the “Company”) today announced that its sponsor, ARC Global Investments II LLC (the “Sponsor”), has deposited an aggregate of $2,875,000 (representing an additional $0.10 per public share) into the Company’s trust account for the benefit of its valued public stockholders. This additional contribution enables the Company to extend the date by which the Company has to complete its initial business combination for an initial three-month extension from September 8, 2022 to December 8, 2022. This is the first of two three-month extensions available under the Company’s current governing documents. Such contribution effectively increases the pro rata portion of the funds available in the Company’s trust account in the event of the consummation of an initial business combination, liquidation, or other redemption event, from approximately $10.20 per share to approximately $10.30 per share.

The Company is also further adjourning its special meeting of stockholders (the “Special Meeting”) from September 8, 2022 to 12:00 p.m. Eastern Time on Columbus Day, which falls on Monday, October 10, 2022. The Special Meeting, which was originally scheduled for September 6, 2022, is being further adjourned in order to solicit more votes toward quorum.

The Special Meeting is for stockholders to consider amending the Company’s amended and restated certificate of incorporation (“Extension Amendment”) to extend the period of time available to complete a business combination up to four times, each by an additional three months, for an aggregate of 12 additional months (or until September 8, 2023) or such earlier date as determined by the Company’s Board of Directors. The Extension Amendment would effectively provide for an additional six months, past the two three-month extensions currently permitted by the Company’s existing governing documents, to complete a business combination. The Company plans to continue to solicit proxies for the Special Meeting until Columbus Day 2022, which falls on Monday October 10 this year.

Company recommends all of its stockholders to vote “FOR” the proposals submitted at the Special Meeting. Stockholders should endeavor to cast their votes prior to the Special Meeting online at their broker’s website or app, by phone at any of these numbers (786) 677-4893 or (786) 206-8970 or by phoning the Company’s proxy solicitor, Saratoga Proxy Consulting LLC, at (888) 368-0379 or (212) 257-1311.

Important: Digital World’s public filings and voting instructions can be found on its website, which is dwacspac.com. Patrick Orlando, Digital World’s CEO, is also disseminating important public information about Digital World on TruthSocial (“TRUTH”) and his handle is @thepatrickorlando on TRUTH. To receive updates about the Special Meeting, Stockholders may follow him on TRUTH if they already utilize the platform, or sign up for TRUTH and follow @thepatrickorlando if they are not on the platform just yet.

Patrick Orlando, CEO of Digital World, stated, “We are very excited to report that our Sponsor has contributed $2.875 million in additional funds to the trust fund for the benefit of the stockholders of Digital World Acquisition Corp. These funds provide not only for an initial three-month extension which gives us additional time to advance our business combination efforts but also means that there are more funds, close to $300 million (prior to any redemptions) in the SPAC’s trust alone, which could be utilized to fund the expansion and development plans of Digital World’s business combination target if such business combination is consummated. In order to get as many votes counted as possible from our valued stockholders, we are adjourning our meeting to Columbus Day 2022, which falls on Monday October 10th this year. We remind all stockholders to cast their vote and urge stockholders to vote “FOR” the one-year extension, which we feel will put Digital World in the best position for our valued stockholders. We are ultimately seeking the ability to extend up to 12 months to enable Digital World to have sufficient time to complete a business combination that our management and board believes will be most additive to stockholder value.”

Mr. Orlando added, “We continue to strongly believe that a stockholder vote to approve a one-year extension is important and in the best interests of our stockholders. As of today, those who have voted have overwhelmingly voted “FOR” the Extension Amendment, and we have added additional phone lines along with other resources to record the incoming participation; however, we feel it advisable to adjourn our meeting to continue to receive votes and to accommodate the sheer number of voters that have not yet been able to cast their vote. We are going to keep the vote open to permit, to the best of our ability, all of those stockholders who want to vote — whether a large institution, medium size stockholder, or a small retail stockholder with a single share — to have their vote counted. I believe we have some, if not the most, passionate and enthusiastic stockholders of any public company I know of, and I am extremely excited to be amazed by how many our stockholders put in the effort to vote and have their vote counted along with their fellow stockholders.”

The record date for the stockholders’ meeting to vote on the Extension Amendment remains the close of business on August 12, 2022 (the “Record Date”). Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Stockholders as of the Record Date can vote, even if they have subsequently sold their shares. In connection with the adjourned date, the Company has further extended the deadline for holders of the Company’s Class A common stock issued in the Company’s initial public offering to submit their shares for redemption in connection with the Extension Amendment to 5:00 p.m. Eastern Time on October 7, 2022. Stockholders who wish to withdraw their previously submitted redemption request may do so prior to the rescheduled meeting by requesting that the transfer agent return such shares. Today’s Sponsor contribution has increased the per share redemption price in connection with the Extension Amendment from approximately $10.20 per share to approximately $10.30 per share.

Today’s Sponsor contribution was funded as a non-interest bearing loan that will either be paid upon earlier of consummation of an initial business combination or the company’s liquidation, or, at the lender’s discretion and subject to certain conditions, converted upon consummation of the initial business combination into additional into units, at a price of $10.00 per unit, identical to the units issued in the Company’s private placement that was consummated in connection with the Company’s initial public offering.

Additional Information and Where to Find It

Digital World urges investors, stockholders and other interested persons to read the definitive proxy statement dated August 25, 2022 (the “Extension Proxy Statement”), as well as other documents filed by Digital World with the Securities and Exchange Commission (the “SEC”), because these documents contain important information about Digital World and the Extension Amendment. The Extension Proxy Statement was first mailed to stockholders of Digital World as of a record date of August 12, 2022, on August 25, 2022. Stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov,www.dwacspac.com, or by directing a request to: info@dwacspac.com.

Digital World has filed with the SEC a registration statement on Form S-4 (as may be amended from time to time, the “Registration Statement”), which includes a preliminary proxy statement of Digital World, and a prospectus in connection with the proposed business combination transaction (the “Business Combination”) involving Digital World and Trump Media & Technology Group Corp. (“TMTG”). The definitive proxy statement and other relevant documents will be mailed to stockholders of Digital World as of a record date to be established for voting on the Business Combination. Securityholders of Digital World and other interested persons are advised to read the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with Digital World’s solicitation of proxies for the special meetings to be held to approve the Business Combination because these documents will contain important information about Digital World, TMTG and the Business Combination. Digital World securityholders and other interested persons will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Digital World Acquisition Corp., 3109 Grand Ave., #450, Miami, FL 33133.

Participants in Solicitation

Digital World and TMTG and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of Digital World in favor of the approval of the proposed Extension Amendment and the Business Combination. Securityholders of Digital World and other interested persons may obtain more information regarding the names and interests of Digital World’s directors and officers in the proposed Extension and the Business Combination in Digital World’s filings with the SEC, including the Extension Proxy Statement and the Registration Statement, and the names and interests of TMTG’s directors and officers in the proposed Business Combination in the Registration Statement. These documents can be obtained free of charge from the sources indicated above. TMTG and its officers and directors do not have any interests in Digital World or the proposed Extension Amendment other than with respect to their interests in the Business Combination, to the extent the Extension Amendment is effectuated.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Extension Amendment or Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Digital World, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Extension Amendment and the proposed Business Combination between Digital World and TMTG, including without limitation statements regarding the uncertainties relating to Digital World’s stockholder approval of the Extension Amendment, the anticipated benefits of the Business Combination, the anticipated timing of the Business Combination and the private placement of Digital World (the “PIPE”), the implied enterprise value, future financial condition and performance of TMTG and the combined company after the closing and expected financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination, the level of redemptions of Digital World’s public stockholders and the products and markets and expected future performance and market opportunities of TMTG. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the Business Combination and the PIPE may not be completed in a timely manner or at all, which may adversely affect the price of Digital World’s securities, (ii) the risk that the Business Combination may not be completed by Digital World’s Business Combination deadline and the potential failure to obtain Digital World’s stockholder approval of the Extension Amendment, (iii) the failure to satisfy the conditions to the consummation of the Business Combination or the PIPE, including the approval of an Agreement and Plan of Merger, dated October 20, 2021 (as amended by the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, and as it may further be amended or supplemented from time to time, the “Merger Agreement”) by the stockholders of Digital World, (iv) the lack of a third-party fairness opinion in determining whether or not to pursue the proposed Business Combination, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vi) the failure to achieve the minimum amount of cash available following any redemptions by Digital World stockholders, (vii) redemptions exceeding a maximum threshold or the failure to meet The Nasdaq Stock Market’s initial listing standards in connection with the consummation of the contemplated transactions, (viii) the effect of the announcement or pendency of the PIPE or the Business Combination on TMTG’s business relationships, operating results, and business generally, (ix) risks that the Business Combination disrupts current plans and operations of TMTG, (x) the outcome of any legal proceedings that may be instituted against TMTG or against Digital World related to the Merger Agreement or the Business Combination, (xi) the risk of any investigations by the SEC or other regulatory authority relating to the PIPE, the Merger Agreement or the Business Combination and the impact they may have on consummating the transactions, (xii) TruthSocial, TMTG’s initial product, and its ability to generate users and advertisers, (xiii) changes in domestic and global general economic conditions, (xiv) the risk that TMTG may not be able to execute its growth strategies, (xv) risks related to the ongoing COVID-19 pandemic and response and geopolitical developments, (xvi) risk that TMTG may not be able to develop and maintain effective internal controls, (xvii) costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions, and (xviii) those factors discussed in Digital World’s filings with the SEC and that that will be contained in the Extension Proxy Statement and the Registration Statement relating to the Business Combination. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of Digital World’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Extension Proxy Statement, the Registration Statement and other documents to be filed by Digital World from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Digital World and TMTG may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Neither of Digital World or TMTG gives any assurance that Digital World, TMTG, or the combined company, will achieve its expectations.